Exhibit 10.11

Execution Version

ELT Member Form

STOCK OPTION AGREEMENT

Time Vesting Option

THIS STOCK OPTION AGREEMENT (the “Agreement”), made by and between Denali Holding Inc., a Delaware corporation (the “Company”), and [                    ] (the “Optionee”), is effective as of [            ], 2013 (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Denali Holding Inc. 2013 Stock Incentive Plan (the “Plan”).

WHEREAS, as an incentive for the Optionee’s efforts during the Optionee’s Employment with the Company and its Affiliates, the Company wishes to afford the Optionee the opportunity to purchase a number of Shares, pursuant to the terms and conditions set forth in this Agreement and the Plan; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a) “Cause” means: (i) the Optionee’s material violation of (x) the Optionee’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, or (y) any other restrictive covenant by which the Optionee is bound, that in each case results in greater than de minimis harm to the Company and its Affiliates’ reputation or business; (ii) the Optionee’s conviction of, or plea of guilty or no contest to, a felony or crime that involves moral turpitude; or (iii) conduct by the Optionee which constitutes gross neglect, insubordination, willful misconduct, or a material breach of the Code of Conduct of Dell or a fiduciary duty to the Company, any of its Subsidiaries or the shareholders of the Company that results in material harm to the Company and its Affiliates’ reputation or business and that the Optionee has failed to cure within thirty (30) days following written notice from the Board. This definition shall also be the definition of “Cause” for all purposes under the Management Stockholders Agreement.

(b) “Change in Control Period” means the period beginning three (3) months prior to a Change in Control and ending eighteen (18) months following such Change in Control.

(c) “Direct Competitor” means (i) any Person or other business concern that offers or plans to offer products or services that are materially competitive with any of the products or services being manufactured, offered, marketed, or are actively being developed by Dell or any of its Affiliates as of the date of the Optionee’s termination of Employment, and (ii) any Affiliate of any Person or other business concern specified in clause (i). By way of illustration, and not by limitation, as of the Grant Date, the following companies meet the definition of Direct Competitor: Accenture LLP, Acer Inc., Apple Inc., CDW Corporation, Cisco Systems, Inc., Cognizant Technology Solutions Corporation, Computer Sciences Corporation, EMC Corporation, Hewlett-Packard Company, International Business Machines Corporation, Infosys Limited, Lenovo Group Limited, Oracle Corporation, Samsung Electronics Co., Ltd., Tata Group and Wipro Limited.

(d) “Good Reason” means (i) a material reduction in the Optionee’s base salary, (ii) a material adverse change to the Optionee’s title or a material reduction in the Optionee’s authority, duties or responsibilities, or (iii) a change in the Optionee’s principal place of work to a location of more than twenty-five (25) miles from the Optionee’s principal place of work immediately prior to such change; provided, that the Optionee provides written notice to Dell of the existence of any such condition within ninety (90) days of the Optionee having actual knowledge of the initial existence of such condition and Dell fails to remedy the condition within thirty (30) days of receipt of such notice (the “Cure Period”). In order to resign for Good Reason, the Optionee must actually terminate Employment no later than ninety (90) days following the end of such Cure Period, if the Good Reason condition remains uncured; provided, that, if such Good Reason condition is solely the result of a material reduction in the Optionee’s authority, duties or responsibilities that is directly related to the occurrence of a Change in Control and such Good Reason condition remains uncured following the end of the Cure Period, the Optionee may only terminate the Optionee’s Employment for Good Reason during the ninety (90) day period commencing on the first date that follows the six (6) month anniversary of such Change in Control. This definition shall also be the definition of “Good Reason” for all purposes under the Management Stockholders Agreement.

(e) “Qualifying Termination” means a termination of the Optionee’s Employment with the Company and its Affiliates (i) by the Company or any of its Affiliates without Cause (and other than due to Disability), or (ii) by the Optionee for Good Reason.

(f) “Repayment Behavior” means the Optionee’s (i) commencement of employment or service with a Direct Competitor in a role that is similar to any role the Optionee held at the Company or any of its Affiliates during the twenty four (24) months prior to the Optionee’s termination of Employment or in a role that could result in the Optionee using the Company’s or any of its Affiliates’ confidential information or trade secrets, (ii) disclosure of any of the Company’s or any of its Affiliates’ confidential information or trade secrets, or (iii) solicitation of any employee of the Company or any of its Affiliates to terminate employment with the Company or such Affiliate.

(g) “Repurchase Limitations” has the meaning given to such term in the Management Stockholders Agreement.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant of Option. For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate number of                  Shares, subject to the adjustment as set forth in Section 2.3 hereof (the “Option”).

Section 2.2. Exercise Price.

Subject to Section 2.3 hereof, the per Share exercise price of the Shares covered by the Option shall be $13.75 (the “Option Price”).

Section 2.3. Adjustments to Option.

The Option shall be subject to adjustment pursuant to Section 9 of the Plan.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. Vesting and Commencement of Exercisability.

(a) General. Subject to the Optionee’s continued Employment on each applicable anniversary of the Grant Date, the Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option on each of the first, second, third, fourth and fifth anniversaries of the Grant Date.

(b) Accelerated Vesting on Termination Due to Death or Disability. If the Optionee’s Employment is terminated due to the Optionee’s death or Disability, the Option shall vest and become immediately exercisable with respect to all of the Shares subject thereto upon the date of such termination.

(c) Accelerated Vesting on Qualifying Termination During the Change in Control Period. If the Optionee’s Employment is terminated due to a Qualifying Termination during the Change in Control Period, the Option shall vest and become immediately exercisable with respect to all of the Shares subject thereto upon the later of (i) the date of such termination and (ii) the occurrence of the Change in Control.

(d) Partial Accelerated Vesting on Qualifying Termination Outside of the Change in Control Period. If the Optionee’s Employment is terminated due to a Qualifying Termination that occurs outside of the Change in Control Period, the Option shall vest and become immediately exercisable on the date of such termination with respect to that number of Shares that would have vested if the Optionee’s Employment had continued through the next applicable anniversary of the Grant Date; provided, that if such Qualifying Termination occurs during the six-month period immediately following the most recent anniversary of the Grant Date and, in all events, after the first anniversary of the Grant Date, the Option shall instead vest and become immediately exercisable on the date of such termination with respect to one half (1/2) of the number of unvested Shares subject to the Option that would have vested if the Optionee’s Employment had continued through the next applicable anniversary of the Grant Date.

(e) Termination of Employment. Except as set forth in Sections 3.1(b), (c) or (d) above and subject to Section 3(f) below, no portion of the Option shall vest and become exercisable as to any additional Shares upon or following the termination of the Optionee’s Employment. The portion of the Option that is unvested and unexercisable as of the date of the Optionee’s termination of Employment shall (i) if such termination was not due to a Qualifying Termination that occurs prior to a Change in Control, immediately expire on the date of such termination without consideration or payment therefor, and (ii) if such termination was due to a Qualifying Termination that occurs prior to a Change in Control, after giving effect to the partial acceleration of vesting set forth in Section 3.1(d) above, remain outstanding for a period of three months following such termination. If a Change in Control occurs prior to the expiration of such three month period and the unvested portion of the Option that has not previously been forfeited pursuant to Section 3(f) below, the unvested portion of the Option shall vest and become exercisable upon such Change in Control pursuant to Section 3.1(c) above. If a Change in Control does not occur prior to the expiration of such three month period and the unvested portion of the Option has not previously been forfeited pursuant to Section 3(f) below, the unvested portion of the Option shall immediately be forfeited upon the expiration of such three month period without consideration or payment therefor.

(f) Forfeiture of Unvested Portion of Option upon Repayment Behavior. The unvested portion of the Option shall automatically be forfeited without consideration or payment therefor upon the first date on which the Optionee engages in any Repayment Behavior.

Section 3.2. Expiration of Option.

The Optionee may not exercise the exercisable portion of the Option to any extent after the first to occur of the following events:

(a) the tenth anniversary of the Grant Date;

(b) immediately upon the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or any of its Affiliates, as applicable, for Cause;

(c) subject to Section 3.2(d) below, the expiration of the nine (9) month period following the date of the Optionee’s termination of Employment if the Optionee’s Employment terminates for any reason other than for Cause; or

(d) solely with respect to that portion of the Option that vests upon a Change in Control in accordance with Section 3.1(c)(ii) and Section 3.1(e) above, the expiration of the nine-month period following such Change in Control.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise.

Except as otherwise permitted by the Committee in writing or by the Management Stockholders Agreement, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2 hereof, be exercised by the Optionee’s personal representative, guardian or by any person empowered to do so under the Optionee’s will or under the then Applicable Laws of descent and distribution or, if applicable, under a trust or other estate planning vehicle to which the Option was transferred for the benefit of the Optionee’s immediate family.

Section 4.2. Exercisability of Option.

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only. For the avoidance of doubt, the Option shall not be exercisable with respect to any of the Shares subject thereto prior to the date (if any) the Option has vested with respect to such Shares in accordance with Section 3.1.

Section 4.3. Manner of Exercise.

Any exercisable portion of the Option may be exercised solely by delivering to the Office of the Secretary of the Company at the Company’s principal office, all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; provided, that such rules do not impose any substantive requirements on the Optionee which are inconsistent with the terms of this Agreement or the Plan;

(b) full payment of the aggregate Option Price for the Shares with respect to which such Option or portion thereof is exercised (i) in cash (by check or wire transfer or a combination of the foregoing), (ii) a “net exercise” method whereby the Option Price for the Shares being exercised is satisfied by the Company withholding from the Shares otherwise issuable to the Optionee, that number of Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the product of (x) the Option Price and (y) the number of Shares with respect to which the Option is being exercised, or (iii) any combination of the foregoing methods, as elected by the Optionee;

(c) a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations;

(d) unless already delivered, a written instrument (a “Joinder”) pursuant to which the Optionee agrees to be bound by the terms and conditions of the Management Stockholders Agreement to the same extent as a Management Stockholder thereunder, as provided as Annex A to the Management Stockholders Agreement;

(e) full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option; provided, that, at the Optionee’s election, such withholding obligation may be satisfied by the Company withholding from the Shares otherwise issuable to the Optionee that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation (but in no event more than the minimum required tax withholding); provided, further, that, the Optionee’s right to elect such share withholding shall be subject to Section 4.6(b) of the Management Stockholders Agreement as amended by Section 5.4 of this Agreement, and any limitations imposed under Delaware law or other Applicable Law and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company or its Subsidiaries (including any such limitations resulting from the Company’s Subsidiaries being prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to repurchase Common Stock in accordance with Delaware law or other Applicable Law and/or the then applicable terms and conditions of such arrangements); and

(f) in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option.

Without limiting the generality of the foregoing, any subsequent transfer of Shares shall be subject to the terms and conditions of the Management Stockholders Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act, and may, in its reasonable discretion, issue stop-transfer orders covering such Shares. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the subsequent transfer of the Shares to be issued pursuant to such exercise has been registered under the Securities Act, and such registration is then effective in respect of such Shares.

Section 4.4. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b) the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience (which period shall not exceed four (4) business days if established for administrative convenience) or as may otherwise be required by Applicable Law; and

(c) the execution and delivery of the Joinder by the Optionee to the extent the Optionee is not already a party to the Management Stockholders Agreement.

Section 4.5. Rights as Stockholder.

No later than four (4) business days following the date on which the Optionee exercises the Option (or portion thereof) in a manner satisfying Section 4.3, the Optionee shall have all rights and privileges of stockholders of the Company in respect of the Shares acquired upon such exercise and in no event shall the Optionee have such rights and privileges until the earlier of the date such Shares are issued or the date that is four (4) business days following the date on which the Optionee exercises the Option (or any portion thereof).

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration.

Subject to the terms of the Plan and this Agreement, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. With respect to this Option, the following two sentences set forth in Section 3 of the Plan shall not apply: “The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).” Further, with respect to this Option, in the event that this Option is not assumed or substituted by the successor entity upon the occurrence of a Change in Control, then notwithstanding anything to the contrary set forth in Section 9(b) of the Plan, this Option shall vest with respect to all the Shares subject thereto and be (i) exercisable as to all such Shares for a period of at least ten (10) business days prior to the Change in Control, or (ii) cancelled for fair value pursuant to clause (ii) of such Section 9(b), in each such case, as determined by the Committee in its sole discretion. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Option Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 5.3. Forfeiture and Repayment Obligation for Engaging in Repayment Behavior.

(a) By accepting this Option, the Optionee acknowledges and agrees that, if the Optionee engaged in Repayment Behavior at any time during the Optionee’s Employment or the one-year period following the termination of the Optionee’s Employment, then, in addition to the consequences described in Section 3.1(f) above, upon the date on which the Optionee first engages in such Repayment Behavior (such date, the “Trigger Date”): (i) if and to the extent then outstanding, the portion of the Option held by the Optionee or any member of the Optionee’s Management Stockholder Group (as defined in the Management Stockholders Agreement) that first vested and became exercisable during the two-year period immediately preceding the earlier of (x) the Trigger Date and (y) the date on which the Optionee’s Employment terminated shall be automatically forfeited for no consideration (such two year period, the “Claw Back Period” and such portion of the Option, the “Claw Back Option”), (ii) any Shares then held by the Optionee or any member of the Optionee’s Management Stockholder Group that were acquired upon the exercise of the Claw Back Option will immediately cease to be transferable by the Optionee or any members of the Optionee’s Management Stockholder Group (other than to the Optionee’s Management Stockholder Group pursuant to Section 3.3 of the Management Stockholders Agreement, to the Company pursuant to this clause (ii), or transfers pursuant to and in accordance with the provisions of Sections 3.4 and 3.5 of the Management Stockholders Agreement) and, subject to any applicable Repurchase Limitations, may, at the Company’s election, be repurchased by the Company for a payment equal to the aggregate Option Price paid by the Optionee or any member of the Optionee’s Management Stockholder Group to acquire such Shares, which election shall be made within the three (3) month period following the later of (A) the Trigger Date and (B) the date on which such Shares were acquired by the Optionee or any member of the Optionee’s Management Stockholder Group (provided, that for purposes of this clause (ii), if the Company has made the election described above in this clause (ii), it shall repurchase all such Shares which the Company failed to purchase due to Repurchase Limitations as soon as practicable, in compliance with, and subject to the terms of, the Management Stockholders Agreement), and (iii) if the Optionee or any member of the Optionee’s Management Stockholder Group have sold any Shares (including any sales or repurchases pursuant to the provisions of Article IV of the Management Stockholders Agreement) that were acquired upon the exercise of the Claw Back Option during the Claw Back Period, the Optionee and each member of the Optionee’s Management Stockholder Group shall be required to promptly (and in any event, no later than ten (10) days following receipt of notice thereof from the Company or one of its Affiliates) pay to the Company, in cash (in U.S. dollars) and on demand in immediately available funds by wire transfer an amount equal to (A) the amount paid by the acquiror(s) (which, for the avoidance of doubt, could include the Company, its Subsidiaries or their designee, or any Sponsor Stockholder, pursuant to the provisions of Article IV of the Management Stockholders Agreement) to the Optionee and/or the members of the Optionee’s Management Stockholder Group in such sale(s) of Shares, minus (B) the aggregate Option Price paid by the Optionee or any member of the Optionee’s Management Stockholder Group to acquire such sold Shares; provided, that such amount shall not be less than zero. The Optionee understands that this Section 5.3 does not prohibit the Optionee from competing with the Company and its Affiliates, but rather simply imposes the economic consequences described in this Section 5.3 if the Optionee has engaged in Repayment Behavior.

(b) For purposes of this Section 5.3, if the Optionee and/or any member of the Optionee’s Management Stockholder Group sell any Shares during the Claw Back Period and, at the time of any such sale, the Optionee and the other members of the Optionee’s Management Stockholder Group collectively own (after giving effect to this sentence) both (x) Shares that were acquired upon exercise of the Claw Back Option during the Claw Back Period and (y) Shares that were not acquired upon exercise of the Claw Back Option during the Claw Back Period, then the Shares that are sold shall be conclusively deemed to not have been acquired upon exercise of the Claw Back Option during the Claw Back Period unless and until, after giving effect to this sentence, all Shares described in clause (y) have been sold in such sale and are no longer owned by the Optionee or any other member of the Optionee’s Management Stockholder Group (e.g., if on a date of sale of Shares, the Optionee and the Optionee’s Management Stockholder Group own an aggregate of 1,000 Shares described in clause (x) and 1,000 Shares described in clause (y) and the Optionee and/or other members of the Optionee’s Management Stockholder Group sell an aggregate of 1,500 Shares, 500 of the Shares sold will be deemed to be Shares that were acquired upon exercise of the Claw Back Option during the Claw Back Period). The Optionee agrees to promptly provide the Company with all information that the Company reasonably requests in order to determine any amount payable pursuant to this Section 5.3 to the Company by the Optionee or any member of the Optionee’s Management Stockholder Group.

Section 5.4. Applicability of the Plan and the Management Stockholders Agreement; Modifications to Management Stockholders Agreement.

The Option, and the Shares issued to the Optionee upon exercise of the Option, shall be subject to all of the terms and provisions of the Plan and the Management Stockholders Agreement, to the extent applicable to the Option and such Shares. Any disputes regarding the determination of matters contemplated in the Management Stockholders Agreement (including but not limited to the determination of whether the Optionee engaged in Repayment Behavior) shall be determined in accordance with Section 7.3 (Governing Law) and Section 7.4 (Submissions to Jurisdictions; WAIVER OF JURY TRIAL) of the Management Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholders Agreement, the terms of the Management Stockholders Agreement shall control; provided, however, for purposes of Article IV of the Management Stockholders Agreement, the “Individual Cap” that will be applicable to the Optionee shall be $2,500,000; provided, that on and after the date on which Michael Dell and any member of his Management Stockholder Group have become a 90% Owner (as defined in the Management Stockholder Agreement), the Optionee’s Individual Cap shall be increased to $10,000,000; and, provided, further, that, the definition of “Fair Market Value” as set forth in Article I of the Management Stockholders Agreement (but, for the avoidance of doubt, not the definition of Fair Market Value as set forth in the Plan and applicable under this Agreement) is hereby amended in its entirety as follows:

“Fair Market Value” shall, with respect to the Applicable Employee of any Management Stockholder, mean as of a given date, as determined in good faith by the Board, based upon the most recent valuation of the shares of Common Stock performed by the Company’s independent valuation firm (which valuations will be performed no less frequently than quarterly), as adjusted by the Board, to such date; provided, that if an Applicable Employee of a Management

Stockholder disagrees with the determination of Fair Market Value, such Applicable Employee shall have the right to require the Company to engage a different third party valuation expert (who shall be a nationally recognized firm of valuation experts selected by the Board in its discretion ) to conduct an appraisal of the Shares subject to the Call Right (or Put Right, if applicable) and the Call Price (or Put Price) shall reflect the Fair Market Value per Share as determined by such appraisal (the “Appraised Price”); provided, further, that (i) if the Appraised Price is equal to or less than 110% of the Fair Market Value per Share originally determined by the Board, such Applicable Employee shall bear all of the costs and expenses associated with such appraisal, and (ii) if the Appraised Price is greater than 110% of the Fair Market Value per Share originally determined by the Board, the Company shall bear all of the costs and expenses associated with such appraisal. Notwithstanding the foregoing, an Applicable Employee of a Management Stockholder may not request a valuation if such an independent third party valuation has been prepared at the request of another Applicable Employee of a Management Stockholder within the preceding ninety (90) days of the subsequent request by such Applicable Employee of a Management Stockholder for appraisal and such valuation shall be deemed to be Fair Market Value unless, in each case, the Board determines there has been a significant change in the business of the Company and its subsidiaries since such valuation. In all cases, the Fair Market Value shall be determined without any discounts for illiquidity and minority interests.

Section 5.5. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company to the Office of the Secretary; and if to the Optionee, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.5. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 5.5, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Optionee hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Optionee, as applicable, as provided herein.

Section 5.6. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 5.7. No Right to Employment or Additional Options or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Optionee’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Optionee nor any other Person shall have any claim to be granted any additional Options or any other Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Options or other Stock Awards. The terms and conditions of the Option granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Optionee and any other Participant need not be the same (whether or not the Optionee and any such Participant are similarly situated).

Section 5.8. Nature of Grant.

In accepting the grant, the Optionee acknowledges that, regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Optionee that are attributable to the exercise of, or any benefit derived by the Optionee from, the Option and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Section 5.9. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Denali Holding Inc.

By:
Name:
Title:

Optionee

[Signature Page to ELT Time Option Agreement]